SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013

ZIPCAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35131	04-3499525
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, 4th Floor

Cambridge, MA 02141

(Address of principal executive offices, including zip code)

(617) 995-4231

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INTRODUCTORY NOTE

On March 14, 2013, Zipcar, Inc., a Delaware corporation (“Zipcar”), announced that Avis Budget Group, Inc., a Delaware corporation (“Avis Budget”), has completed its acquisition of Zipcar. Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of December 31, 2012 (the “Merger Agreement”), by and among Zipcar, Avis Budget, and Millennium Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Avis Budget (“Merger Sub”), Merger Sub was merged with and into Zipcar, with Zipcar continuing as the surviving corporation (the “Merger”). As a result of the Merger, Zipcar became a wholly owned subsidiary of Avis Budget.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 14, 2013, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Zipcar, with Zipcar continuing as the surviving corporation. At the effective time of the Merger (the “Effective Time”) and as a result of the Merger, Zipcar became a wholly owned subsidiary of Avis Budget and each share of common stock, par value $0.001 per share, of Zipcar (the “Zipcar Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than Zipcar Common Stock owned by Avis Budget, Merger Sub or any of their respective subsidiaries, or by Zipcar or any subsidiary of Zipcar and Zipcar Common Stock for which appraisal rights were validly exercised and not withdrawn) was converted into the right to receive $12.25 in cash, without interest (the “Merger Consideration”). Each option to purchase Zipcar Common Stock that was outstanding as of immediately prior to the Effective Time was accelerated, became fully vested and was cancelled immediately prior to the Effective Time (each, an “Option”) and each holder of an Option became entitled to receive, in cash, the amount by which the Merger Consideration exceeded the exercise price of such Option multiplied by the number of shares of Zipcar Common Stock subject to such Option. Avis Budget financed the transaction with incremental borrowings as well as available cash.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. At the Effective Time, holders of shares of Zipcar Common Stock ceased to have any rights as stockholders of the Company (other than the right to receive the Merger Consideration).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Zipcar notified the NASDAQ Stock Market (“NASDAQ”) on March 14, 2013 of the completion of the Merger and requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Zipcar Common Stock. Additionally, Zipcar intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Zipcar Common Stock be deregistered and that Zipcar’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, in connection with the Merger, at the Effective Time of the Merger on March 14, 2013, each of Scott W. Griffith, Stephen M. Case, Donn Davis, Edward P. Gilligan, William W. Helman, Robert C. Kagle, John F. Kenny, Jr., John J. Mahoney, Jr. and Margaret C. Whitman voluntarily resigned from the board of directors of Zipcar and the following directors of Merger Sub became the initial directors of Zipcar: Ronald Nelson and David Wyshner. Effective March 15, 2013, Scott Griffith will transition from his role as Chief Executive Officer of Zipcar to a strategic advisor to Zipcar. Mark Norman, President of Zipcar since 2007, will assume full responsibility for the operations of Zipcar.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Zipcar were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the surviving corporation. The Amended and Restated Certificate of Incorporation of Zipcar is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Amended and Restated Bylaws of Zipcar are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01	Other Events

On March 14, 2013, Zipcar issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 31, 2012, by and among Avis Budget Group, Inc., Millennium Acquisition Sub, Inc. and Zipcar, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on January 2, 2013).

3.1	Amended and Restated Certificate of Incorporation of Zipcar, Inc.

3.2	Amended and Restated Bylaws of Zipcar, Inc.

99.1	Press Release dated March 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPCAR, INC.

(Registrant)

By:	/s/ Dean J. Breda

Dean J. Breda
General Counsel and Secretary

Date: March 15, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of December 31, 2012, by and among Avis Budget Group, Inc., Millennium Acquisition Sub, Inc. and Zipcar, Inc. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on January 2, 2013).

3.1	Amended and Restated Certificate of Incorporation of Zipcar, Inc.

3.2	Amended and Restated Bylaws of Zipcar, Inc.

99.1	Press Release dated March 14, 2013.